Schedule 2
To Patent and Technology License Agreement dated December 3, 2012

December 2012 -

•	finalize agreements
•	incorporate newco
•	begin looking at new locations for system
•	begin looking at equipment for scale up
•	identify/purchase small coater to scale to larger than 2” size
•	purchase viscometer
•	purchase laptop for newco and project so Mike can work at either location
•	purchase raw materials for testing
•	purchase scale
•	purchase resistivity meter for checking electrical resistance
•	purchase annealing furnace to study the effects of heat on conductivity and reduction of the product, this will provide valuable information on what our final curing process will be.

Q1 2013

•	secure new space and begin move
•	receive small coater and put into service
•	receive any other purchased items
•	begin larger test coatings
•	upgrade computer for AFM and debug, Ben Price will be contracted for this work, AFM is a critical evaluation tool for our films.
•	SEM/TEM imaging performed off site
•	purchase raw materials for testing
•	begin testing viscosity at different loadings which is key to formulating
•	identify new deposition equipment, pumping system, and curing system
•	identify humidity testing equipment and purchase
•	identify if other equip is available at cost effective price which may ultimately reduce
•	our cost to get to market, the Konarka auction end of February.
•	If konaraka or others aren't viable, proceed with purchasing deposition, ink delivery, & curing systems.

These are the expensive parts unique to our process. We may need more funding to achieve this in Q1.

Q1 main goals –

1- move system to new home
2- identify and purchase deposition, pump, & curing equipment.  If new, this could cost over $40K for deposition and pumping equipment, curing equipment would be more.

Q2 2013

•	install coater & facilitize
•	install deposition, pumping, & curing equipment
•	purchase raw materials for testing
•	begin trial runs
•	begin looking at binders and determine if needed
•	purchase dispersion & mixing equipment
•	SEM/TEM imaging performed off site

Q3 2013

•	verify reproducibility of system from batch to batch
•	begin engineering of process for specific applications, main targets are composites (including aerospace), biotech, & batteries.
•	Humidity testing of production
•	purchase raw materials for testing
•	begin looking at pre-pegging the material for composites
•	SEM/TEM imaging performed off site

Q4 2013

•	soft target – begin limited production, could be hindered if financing not readily available
•	continue debugging and process engineering as necessary
•	begin tailoring material for battery use
•	begin tailoring material for biotech use
•	SEM/TEM imaging performed off site

Q1 2014

Begin preproduction if not already there
hire equipment operator and train
purchase materials for production
begin test marketing if not already doing so
obtain proper insurances for operations
SEM/TEM imaging performed off site

Q2 2014

•	Begin limited production if not already producing
•	purchase raw materials
•	SEM/TEM imaging performed off site
•	sell, sell, sell